Exhibit 99.2

NOTICE OF REDEMPTION

TO THE HOLDERS OF

10.50% SENIOR NOTES DUE 2014

OF

TYSON FOODS, INC.

CUSIP NUMBER 902494AS2

NOTICE IS HEREBY GIVEN, pursuant to the Indenture (the “Indenture”) dated as of March 9, 2009 by and among Tyson Foods, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as follows:

(1) The Company’s 10.50% Senior Notes due 2014 (the “Notes”) are hereby called for redemption in whole pursuant to Sections 3.01, 3.03 and 3.04 of the Indenture. The CUSIP number of the Notes is 902494AS2.

(2) The date fixed for redemption is July 13, 2012 (the “Redemption Date”).

(3) Pursuant to the terms of the Indenture and the Notes, the Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest to, the Redemption Date (the “Redemption Price”).

(4) The Notes must be surrendered to the Paying Agent at the following address of the Paying Agent in order to collect the Redemption Price to become due on the Redemption Date:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, Texas 77002

(5) Interest accrued to the Redemption Date will be paid as specified in this notice, and, unless the Company defaults in making the redemption payment pursuant to paragraph (8) below, from and after the Redemption Date, interest will cease to accrue.

(6) All of the $19,923,000.00 aggregate principal amount of outstanding Notes are to be redeemed.

(7) No representation is made by the Company or the Subsidiary Guarantors as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code”, if any, listed herein or printed on the Notes.

(8) Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of all Notes to be redeemed.

TYSON FOODS, INC.

Dated: June 13, 2012